EXHIBIT 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                             ULTRASTRIP SYSTEMS INC.

      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

      The name of the Corporation shall be Ultrastrip Systems Inc. The principal place of business shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.

                         ARTICLE II. NATURE OF BUSINESS

      The Corporation may engage in or transact all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock, $0.01 par value per share.

                               ARTICLE IV. ADDRESS

      The street address of the initial registered office of the Corporation shall be c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401 and



______________________________
Mark H. Mirkin, Esq.
Florida Bar No. 0464694
Mirkin & Woolf, P.A.
1700 Palm Beach Lakes Blvd. #580
West Palm Beach, FL 33401
Phone No. 561-687-4460
the name of the initial registered agent of the Corporation at that address is Mark H. Mirkin, Esq.


                          ARTICLE V. TERM OF EXISTENCE

      The Corporation shall exist perpetually.


                              ARTICLE VI. DIRECTORS

      The Corporation shall have one (1) director initially. The name and address of the initial member of the Board of Directors are Dennis E. McGuire, c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.


                            ARTICLE VII. INCORPORATOR

      The  name  and  address  of  the   incorporator  to  these  Articles  of
Incorporation are Mark H. Mirkin, Esq., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401.


      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 2nd day of April, 1998.


                                          s/  MARK H. MIRKIN
                                              Mark H. Mirkin, Esq.






_____________________________
Mark H. Mirkin, Esq.
Florida Bar No. 0464694
Mirkin & Woolf, P.A.
1700 Palm Beach Lakes Blvd. #580
West Palm Beach, FL 33401
Phone No. 561-687-4460

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS
                     OR DOMICILE FOR THE SERVICE OF PROCESS
                  WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED


     The following is submitted in accordance with the requirements of Chapter 48.091, Florida Statutes:

     ULTRASTRIP SYSTEMS INC., desiring to organize under the laws of the State of Florida with its registered office address, as indicated in the Articles of Incorporation, as c/o Mirkin & Woolf, P.A., 1700 Palm Beach Lakes Blvd. #580, West Palm Beach, Florida 33401, has named MARK H. MIRKIN, ESQ. as its agent to accept service of process within this State.


                                 ACKNOWLEDGEMENT

     Having been named to accept service of process for the above-stated Corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of Chapter 48.091, F.S., relative to keeping open said office.



                                         s/  MARK H. MIRKIN
                                             Mark H. Mirkin, Esq.







______________________________
Mark H. Mirkin, Esq.
Florida Bar No. 0464694
Mirkin & Woolf, P.A.
1700 Palm Beach Lakes Blvd. #580
West Palm Beach, FL 33401
Phone No. 561-687-4460

                                     -3-